                                                                   EXHIBIT 10.36

                            SHAREHOLDERS AGREEMENT

                                 by and among


                              PAMECO CORPORATION

                           LITTLEJOHN FUND II, L.P.

                        QUILVEST AMERICAN EQUITY, LTD.

                                      and

                             Willem F. P. de Vogel


                                  dated as of


                               February 18, 2000

                               TABLE OF CONTENTS
                               -----------------

                                                                                  Page
                                                                                  ----
1.   Certain Defined Terms......................................................    1
2.   Agreements to Vote; Irrevocable Proxy......................................    4
3.   Transfers of Securities....................................................    6
4.   Participation Rights.......................................................    8
5.   Joinder Requirements.......................................................    9
6.   Composition, Nomination and Election of Board..............................    9
7.   Stock Splits...............................................................   11
8.   Representations and Warranties of Littlejohn...............................   11
9.   Representations and Warranties of Quilvest and de Vogel....................   12
10.  Representations and Warranties of the Company..............................   13
11.  Termination; Securities Free from Agreement................................   14
12.  Expenses...................................................................   14
13.  Fees.......................................................................   14
14.  Certain Covenants of Quilvest and de Vogel.................................   15
15.  Financial Reports and Information..........................................   16
16.  Transaction with Affiliates................................................   16
17.  Legend and Stop Transfer Instructions......................................   16
18.  Survival of Representations and Warranties.................................   17
19.  Notices....................................................................   17
20.  Entire Agreement; Amendment................................................   18
21.  Successors and Assigns.....................................................   18
22.  Governing Law; Consent to Jurisdiction.....................................   18
23.  Injunctive Relief..........................................................   19
24.  Counterparts; Facsimile Signatures.........................................   19
25.  Severability...............................................................   19
26.  Further Assurances.........................................................   19
27.  No Third Party Beneficiaries; No Partnership or Fiduciary Relationship.....   19
28.  Legal Expenses.............................................................   19
29.  Interpretation.............................................................   19
30.  Effectiveness..............................................................   20

                            SHAREHOLDERS AGREEMENT
                            ----------------------

          SHAREHOLDERS AGREEMENT (this "Agreement"), dated as of February 18, 2000, by and among Littlejohn Fund II, L.P., a Delaware limited partnership ("Littlejohn"), Quilvest American Equity, Ltd., a British Virgin Islands international business company ("Quilvest"), Willem F.P. de Vogel, a resident of the State of New York ("de Vogel"; and together with Littlejohn and Quilvest, the "Shareholders"), and Pameco Corporation, a Georgia corporation (the "Company").

                             W I T N E S S E T H:
                             -------------------


          WHEREAS, as of the Effective Time (as defined in Section 1 below) each of the Shareholders owns such number of shares of Common Stock, par value $.01 per share (the "Common Stock"), such number of shares of Series A Preferred Shares (as defined in Section 1 hereof) and such number of warrants to purchase Series A Preferred Shares (the "Warrants"), in each case indicated next to his or its name on Schedule 1 attached hereto;

          WHEREAS, the Company and the Shareholders have agreed to provide for certain restrictions with respect to the ownership and transfer of Securities (as defined in Section 1 hereof) owned by the Shareholders and certain other rights incident to the ownership of such Securities pursuant to this Agreement; and

          WHEREAS, this Agreement is being entered into in order to induce Littlejohn to enter into the Purchase Agreement (as defined in Section 1 hereof) and to consummate the Contemplated Transactions (as defined in Section 1 hereof).

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other, good and valuable consideration, and intending to be legally bound hereby, the parties hereto, hereby agree, as of the Effective Time, as follows:

          1.  Certain Defined Terms.
              ---------------------

          As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Additional Closing" has the meaning set forth in the Purchase Agreement.

          "Affiliate" of a Person shall mean any Person which, directly or indirectly, controls, is controlled by, or is under common control with such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to elect a majority of the board of directors (or other governing body) or to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise and, in any event and without limiting the generality of the foregoing, any Person owning 10% or more of the voting securities of another Person shall be deemed to control that Person.

          "Aggregate Proceeds" shall be determined as of the date of an applicable Participation Notice and shall equal the gross proceeds received as of the date of determination by Littlejohn or Littlejohn Permitted Transferees from sales, if any, of shares of Common Stock or Preferred Stock to any Person who is not a Littlejohn Permitted Transferee (a) pursuant to an effective registration statement, (b) pursuant to Rule 144 under the Securities Act or (c) in transactions otherwise exempt from the registration requirements of the Securities Act.

          "Applicable Percentage" has the meaning set forth in the Purchase Agreement.

          "Articles of Incorporation" means the Articles of Incorporation of the Company, as they may hereafter be amended or modified.

          "Beneficial Owner" and "beneficial ownership" shall be determined in accordance with Rule 13d-3 promulgated under the Exchange Act.

          "Board" has the meaning set forth in Section 2.1(c) hereof.

          "Business Day" has the meaning set forth in the Purchase Agreement.

          "By-laws" means the By-laws of the Company, as they may hereafter be amended or modified.

          "Class A Common Stock" means the Class A Common Stock of the Company, par value $0.01 per share.

          "Class B Common Stock" means the Class B Common Stock of the Company, par value $0.01 per share.

          "Commission" means the United States Securities and Exchange Commission, or any successor thereto.

          "Common Stock" means the Class A Common Stock and Class B Common Stock of the Company.

          "Contemplated Transactions" has the meaning set forth in the Purchase Agreement.

          "Credit Agreement" has the meaning set forth in Section 13(a) hereof.

          "Effective Time" shall mean the time when the Initial Closing is completed.

          "Exchange Act" means the Securities and Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

          "Family Trust" means with respect to any Shareholder who is a natural person, a trust for the benefit of a member of such Shareholder's Immediate Family.

          "GBCC" means the Georgia Business Corporation Code, as amended.

          "Immediate Family" means with respect to any Shareholder who is a natural person, such Shareholder's parents, children, siblings, grandparents, grandchildren, nieces and nephews.

          "Initial Closing" has the meaning set forth in the Purchase Agreement.

          "Initiating Holder" has the meaning set forth in Section 5.1 hereof.

          "Irrevocable Proxy" has the meaning set forth in Section 2.3 hereof.

          "Lenders" shall have the meaning set forth in the Credit Agreement.

          "Littlejohn" means Littlejohn Fund II, L.P., a Delaware limited partnership.

          "Littlejohn Permitted Transferee" means (a) any Affiliate of Littlejohn, or (b) any Immediate Family Member, or Family Trust established by an Immediate Family Member, of an Affiliate of Littlejohn who is a natural person.

          "Management Fee" has the meaning set forth in Section 13(a) hereof.

          "Offered Securities" has the meaning set forth in Section 4.1 hereof.

          "Option Period" has the meaning set forth in Section 4.3 hereof.

          "Overadvance Fee" has the meaning set forth in Section 13(b) hereof.

          "Participation Notice" has the meaning set forth in Section 4.1 hereof.

          "Participation Right" has the meaning set forth in Section 4.3 hereof.

          "Participating Shareholder" has the meaning set forth in Section 4.2 hereof.

          "Person" means any individual, corporation, partnership, firm, joint venture, limited liability company or partnership, association, joint-stock company, trust, unincorporated organization or Governmental Body.

          "Preferred Stock" means any series of preferred stock, par value $1.00 per share, of the Company, including the Series A Preferred Shares.

          "Purchase Agreement" means that certain Securities Purchase Agreement, dated as of February 18, 2000, by and among the Company, Quilvest and Littlejohn, as amended from time to time.

          "Purchaser" has the meaning set forth in Section 4.1 hereof.

          "Quilvest" means Quilvest American Equity, Ltd., a British Virgin Islands international company.

          "Registrable Securities" has the meaning set forth in the Registration Rights Agreement.

          "Registration Rights Agreement" means that certain registration rights agreement, dated today's date, among the Company, Littlejohn and Quilvest, as the same may be amended or modified from time to time.

          "Required Approval" has the meaning set forth in the Purchase
Agreement.

          "Return Amount" has the meaning set forth in Section 4.5 hereof.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Selling Shareholder" has the meaning set forth in Section 4.1 hereof.

          "Securities" means and include (a) all shares of the Common Stock and Preferred Stock of the Company, (b) all options, warrants or rights to acquire shares of Common Stock or Preferred Stock, (c) all securities which are convertible into or exchangeable or exercisable for, Common Stock or Preferred Stock, and (d) all other securities of the Company which may be issued in exchange for or in respect of shares of Common Stock or Preferred Stock (whether by way of stock split, stock dividend, combination, reclassification, reorganization or any other means).

          "Series A Preferred Shares" means the Series A Cumulative Pay-in-Kind Preferred Stock of the Company, as the same may be amended or modified from time to time.

          "Subsequent Preferred Shares" has the meaning set forth in the Certificate of Designation for the Series A Preferred Shares.

          "Third Party Offer Terms" has the meaning set forth in Section 4.1 hereof.

          "Transfer" means any transfer of Securities, whether by sale, assignment, gift, will, devise, bequest, operation of the laws of descent and distribution, or in trust, pledge, hypothecation, mortgage, encumbrance or other disposition. The verb to "transfer" shall mean to sell, assign, give, dispose, transfer (including by gift, will, devise, bequest, or operation of laws of descent and distribution, or in trust), pledge, hypothecate, mortgage, or encumber.

          "Voting Securities" has the meaning set forth in Section 2.1(a) hereof.

          "Warrants" has the meaning set forth in the preamble hereof.

          2.  Agreements to Vote; Irrevocable Proxy.
              -------------------------------------

              2.1. Voting for Matters to be Considered. Each of the Shareholders
                   -----------------------------------
hereby agrees that, until the Required Approval is obtained or the Company's shareholders vote to reject the matters contemplated to be voted on pursuant to
Section 7.6 of the Purchase

Agreement (the "Matters to be Considered"), whichever shall occur first, at any meeting of the shareholders, however called, such Shareholder shall:

          (a) vote all Securities which are entitled by the GBCC, the Articles of Incorporation or the By-laws to be voted ("Voting Securities") and which are beneficially owned by it, in favor of the Matters to be Considered;

          (b) vote all Voting Securities beneficially owned by him or it against any action or agreement that would result, to its or his knowledge, in a breach of any covenant, obligation or agreement or any representation or warranty of the Company or Quilvest under or pursuant to the Purchase Agreement;

          (c) vote all Voting Securities beneficially owned by him or it against any action or agreement that would impede, interfere with, delay, postpone or attempt to discourage obtaining the Required Approval, including (i) any corporate transaction not entered into in the ordinary course of business, including a merger, other business combination, reorganization, consolidation, recapitalization, dissolution or liquidation involving the Company, (ii) a sale or transfer of a material amount of assets of Company, (iii) any change in the board of directors of Company (the "Board"), except in accordance with the Purchase Agreement, (iv) any change in the capitalization of the Company, except in accordance with the Purchase Agreement, (v) any change in the Articles of Incorporation, By-laws or other organizational or constitutive documents of the Company, except in accordance with the Purchase Agreement, or (vi) any other material change in the corporate structure or business of the Company. Each Shareholder acknowledges receipt and review of a copy of the Purchase Agreement.

          2.2.   Agreement to Vote on All Other Matters.  Quilvest and de vogel
                 --------------------------------------
hereby agree that, so long as the Purchase Agreement has not been terminated in accordance with its terms, at any meeting of the shareholders, however called, such Shareholder shall vote all Voting Securities which are beneficially owned by him or it in accordance with written instructions which such Shareholder reasonably believes in good faith after reasonable inquiry were signed by an authorized officer of Littlejohn. In the absence of receipt of such written instructions as to how such Voting Securities should be voted with respect to a particular meeting, Quilvest and de Vogel shall refrain from voting such Voting Securities on such particular matter. Notwithstanding anything to the contrary, Littlejohn shall be entitled to exercise the voting rights attributable to such Voting Securities at any time pursuant to the Irrevocable Proxy without notice to Quilvest or de Vogel. Nothing contained in this Section 2.2 shall require Quilvest or de Vogel, or shall permit Littlejohn through the exercise of the Irrevocable Proxy, to vote the Voting Securities beneficially owned by Quilvest or de Vogel, in the case of the election of members of the Board, in contravention of the provision of Section 6 hereof.

          2.3.   Irrevocable Proxy.  Contemporaneously with the execution of
                 -----------------
this Agreement: (a) Quilvest and de Vogel shall deliver to Littlejohn a proxy in the form attached hereto as Exhibit A, which shall become effective as of the Effective Time and shall be irrevocable to the fullest extent permitted by law (the "Irrevocable Proxy"), with respect to all Voting Securities owned of record by each of them as of the Effective Time; and (b) Quilvest and de Vogel shall cause to be delivered to Littlejohn additional Irrevocable Proxies executed on behalf of each record owner of any Voting Securities owned beneficially (but not owned of record) by him or it. From time to time after the date of this
Agreement: (i) if Quilvest or de Vogel shall become the record owner of additional Voting Securities, it shall immediately deliver to Littlejohn an Irrevocable Proxy with respect to such additional Voting Securities; and (ii) if Quilvest or de Vogel shall become the beneficial owner (but not the record owner) of additional Voting Securities, it shall immediately cause to be delivered to Littlejohn an Irrevocable Proxy with respect to such additional Voting Securities from the record holder of such additional Voting Securities. The terms of any Irrevocable Proxy executed and delivered by de Vogel shall automatically terminate and be of no further force or effect at and after the earlier of (x) such time as he no longer beneficially owns any shares of Class B Common Stock or (y) he is no longer a member of the Board. The terms of any Irrevocable Proxy executed and delivered by a record owner of Voting Securities which are beneficially owned by de Vogel shall automatically terminate and be of no further force or effect at and after the earlier of (x) such time as de Vogel no longer beneficially owns any shares of Class B Common Stock or (y) de Vogel is no longer a member of the Board.

          2.4.   Written Consents.  The provisions of this Article 2 shall be
                 ----------------
equally applicable to any action taken or proposed to be taken by the Company's shareholders without a meeting, including any such action taken or proposed to be taken by written consent pursuant to Section 14-2-704 of the GBCC.

          2.5.   General.  The Company agrees to use its best efforts to cause
                 -------
the Matters to be Considered to be presented for a vote of the Company's shareholders as soon as practicable. Quilvest and de Vogel hereby confirm each and every action to be taken by Littlejohn pursuant to the Irrevocable Proxy (so long as such action was taken when the Irrevocable Proxy was in effect) as if it were its own and waives any right to make any claim against Littlejohn that may arise, directly or indirectly, as a result of Littlejohn's voting of any of the Voting Securities pursuant to the Irrevocable Proxy. Each of Quilvest and de Vogel hereby agrees, severally and not jointly, to defend, indemnity and hold Littlejohn harmless from and against any Losses and Investigatory and Defense Costs (as such terms are defined in the Purchase Agreement) that Littlejohn may sustain, suffer or incur, directly or indirectly, as a result of a breach by it of any of its representations, warranties, covenants or agreements contained in this Agreement.

     3.   Transfers of Securities.
          -----------------------

          3.1. Except as expressly permitted by the terms of this Agreement, each of de Vogel and Quilvest hereby agrees that he or it shall not Transfer, or permit the Transfer of, all or any of the Securities beneficially owned by him or it. Littlejohn agrees that it will not transfer any Securities if such Transfer is prohibited by the terms and conditions of this Agreement.
As a condition to any Transfer to a Littlejohn Permitted Transferee, such Littlejohn Permitted Transferee shall execute a counterpart agreeing to be bound by the terms and conditions of this Agreement to the same extent as its transferor. No Transfer shall be effective and the Company shall not, and shall not be compelled to, recognize any Transfer or record any Transfer on its books if such Transfer is prohibited by this Agreement, or issue any certificate representing any Securities to any Person who has received such Securities in a Transfer made in contravention of the terms of this Agreement, and only if such Person has delivered to the

Company and Littlejohn an executed counterpart where one is required to be delivered hereunder.

          3.2. Each of Quilvest and de Vogel shall be permitted to Transfer Securities beneficially owned by it to any Affiliate of such Shareholder, and de Vogel shall be permitted to transfer Securities beneficially owned by him to a member of his Immediate Family or to a Family Trust, provided that, in any such case, any such transferee shall, as a condition to such Transfer, execute a counterpart, and deliver such counterpart to the Company and Littlejohn, providing that such transferee shall be bound by the terms and provisions of this Agreement to the same extent as the transferor was bound.

          3.3. In the case of a proposed Transfer of Securities by Quilvest or de Vogel to someone other than one of its Affiliates, or, in the case of de Vogel, to a member of his Immediate Family or to a Family Trust, then Quilvest or de Vogel shall provide Littlejohn with written notice at least 20 days prior to the anticipated Transfer. Such notice shall contain (a) the identity of the proposed transferor and (b) the proposed number of Securities to be transferred. Within 15 days of receipt of written notice of a proposed Transfer, Littlejohn shall provide either (i) written consent to the proposed Transfer, which consent may be denied for any reason or for no reason, and which may be given or denied in Littlejohn's sole and absolute discretion, (ii) written notice specifying an alternate number of shares to be transferred to which it would be prepared to provide consent, or (iii) written notice to the applicable Shareholder of Littlejohn's decision not to consent to the proposed Transfer. If Littlejohn shall fail to respond, it shall be deemed not to have consented to such Transfer. The proposed transferor shall provide Littlejohn with such other information as Littlejohn shall reasonably request, including the terms and conditions of the Transfer and information concerning the proposed transferee. Upon receipt of the written consent of Littlejohn, if at all, the transferring Shareholder may consummate the proposed Transfer. Such Shareholder may also consummate a transfer of the number of Securities set forth in the alternate proposal of Littlejohn, provided, however, that such Shareholder shall notify Littlejohn of its decision to accept the Littlejohn alternate proposed number of Securities to be transferred not less than 10 days after receipt of the same from Littlejohn, if at all. No Transfer may be effected pursuant to this
Section 3.3 until after receipt of the Required Approval.

          3.4. Except as otherwise consented to in writing by Littlejohn, which consent may be denied for any reason or for no reason, and which may be given or denied in Littlejohn's sole and absolute discretion, in no event shall any Transfer by Quilvest or de Vogel of its or his Class B Common Stock be permitted under Section 3.3 if such Transfer would result in a conversion of the Class B Common Stock into shares of Class A Common Stock.

          3.5. Notwithstanding the provisions of Sections 3.3 and 3.4 hereof, commencing on the date which is five years after the date hereof, and from time to time thereafter, so long as Littlejohn beneficially owns and is entitled to the economic benefits of greater than 50% of the then outstanding Common Stock and Preferred Stock (determined after giving effect to any Transfer contemplated by this Section 3.5), Quilvest and de Vogel may sell Securities pursuant to Rule 144 promulgated under the Securities Act and in private transactions exempt from the Securities Act; provided, however, the amount of Securities sold in all such transactions shall not exceed, in the aggregate for any three-month period, the volume limitation set forth in Rule 144, regardless if such rule or limitation is applicable to the sale.

          3.6. Notwithstanding the provisions of Sections 3.3 and 3.4 hereof, Quilvest and de Vogel shall be entitled to sell Registrable Securities pursuant to and in accordance with the terms and conditions of the Registration Rights Agreement.

          3.7. The parties agree that the transfer restrictions set forth in this Article 3 are not manifestly unreasonable.

     4.   Participation Rights.
          --------------------

          4.1. If Littlejohn or a Littlejohn Permitted Transferee (for purposes of this section, a "Selling Shareholder") proposes to sell a portion of the Securities beneficially owned by it ("Offered Securities") in a transaction which is exempt from the registration requirements of the Securities Act and the proposed transferee is not a Littlejohn Permitted Transferee (the "Purchaser"), it shall give written notice ("Participation Notice") to Quilvest and de Vogel hereunder and comply with this Section 4 before making such sale. The Participation Notice shall identify the third party purchaser and the material terms (including the proposed closing date) of the proposed sale of the Offered Securities (the "Third Party Offer Terms").

          4.2. Quilvest or de Vogel may elect to participate (such Shareholder so electing being herein a "Participating Shareholder") in the Selling Shareholder's sale of Offered Securities to the Purchaser in accordance with this Section 4.

          4.3. For a period of 15 days after receipt of the Participation Notice (the "Option Period"), any such Participating Shareholder shall have the right ("Participation Right") to Transfer to the Purchaser, on the same terms and conditions as the Selling Shareholder, part or all of the Offered Securities to be sold to the Purchaser.

          4.4. The Participation Right shall be exercised, if at all, by any Participating Shareholder giving written notice of exercise of the Participation Right, including the number of Securities it desires to sell, to the Selling Shareholder before the expiration of the Option Period.

          4.5. The number of Offered Securities to be sold by the Shareholders in a transaction governed by this Section 4 shall be determined as follows: (a) until Littlejohn and the Littlejohn Permitted Transferees shall have received Aggregate Proceeds equal to the amount invested by Littlejohn and its Affiliates to purchase Securities, plus the amount of accrued and unpaid dividends, if any, thereon (whether or not declared), in each case through the date of the particular Participation Notice (the "Return Amount"), the Offered Securities shall be allocated (without priority between the two groups described below), between Littlejohn and the Littlejohn Permitted Affiliates, on the one hand, and Quilvest, de Vogel and their respective permitted transferees who are party to this Agreement, on the other hand, such that Littlejohn and the Littlejohn Permitted Transferees will be permitted to sell up to Littlejohn's Applicable Percentage of the Offered Securities, allocated among them as they shall so determine, and Quilvest, de Vogel and their respective permitted transferees who are party to this Agreement will be permitted to sell up to Quilvest's Applicable Percentage of the Offered Securities, allocated among them as they shall so determine; and (b) after Littlejohn shall have received the Return Amount, the Offered Securities shall be allocated among Littlejohn, Quilvest, de Vogel and their respective permitted transferees who are party to this Agreement pro rata based upon the number of shares of Common Stock beneficially owned by them. If this Section 4 shall have terminated as to de Vogel pursuant to Section 11.3 hereof, this Section 4.5 shall be construed to exclude de Vogel and his permitted transferees from all aspects hereof.

          4.6.      Notwithstanding anything to the contrary contained in this
Section 4, any sale of Securities in connection with an effective registration statement, or pursuant to the provisions of Rule 144 of the Securities Act, shall not be restricted by Section 4 or 5 of this Agreement.

     5.   Joinder Requirements.
          --------------------

          5.1. If at any time Littlejohn (for purposes of this section, the "Initiating Holder") proposes to sell at least 90% of the Securities beneficially owned by it to a prospective purchaser which is not an Affiliate of Littlejohn, and the purchaser of such Securities requires as a condition of the sale that it acquire the same percentage of the Securities beneficially owned by Quilvest and de Vogel, then Quilvest and de Vogel shall be required to sell the same percentage of its respective Securities to the purchaser as Littlejohn is selling to the purchaser on terms providing Quilvest and de Vogel with substantially the same economic benefit as was provided to the Initiating Holder, after taking into consideration the relative rights, preferences and privileges of the various Securities to be purchased and sold, and otherwise on the same terms and conditions as those offered to the Initiating Holder. Each of Quilvest and de Vogel agrees to execute an irrevocable proxy in favor of the purchaser under this Section 5 if the purchaser so requires it in order to retain voting control of the Company, which proxy shall be in substantially the form of Exhibit A attached hereto.

          5.2. Any sale of Securities pursuant to this Section 5 shall not be subject to the provisions of Sections 3 and 4 of this Agreement. Nothing contained in this Section 5 shall apply to sales made pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement.

     6.   Composition, Nomination and Election of Board.
          ---------------------------------------------

               (a) The Board shall at all times have nine directors.

               (b) So long as there shall be any shares of Class B Common Stock outstanding, the Board shall be comprised of two persons elected by the holders of the Class A Common Stock (the "Class A Directors") and seven persons elected by the holders of the Class B Common Stock (the "Class B Directors"). The Class A Directors, neither of whom shall be Affiliates or Associates (as defined for purposes of the Securities Act or the GBCC) of Littlejohn or Quilvest, shall be nominated in accordance with the requirements of the GBCC, and the rules and regulations of the Commission and the New York Stock Exchange. Littlejohn shall nominate five persons to stand for election to serve as Class B Directors, Quilvest shall nominate one person to stand for election to serve as a Class B Director and the directors then in office, acting by a majority, shall nominate one person to stand for election to serve as a Class B Director, which nominee shall not be an Affiliate or Associate of Littlejohn. Each of the Shareholders shall vote their Voting Securities, to the extent entitled to vote for the election of

Class B Directors, in favor of the seven persons nominated as provided above in this Section 6. If there shall occur a vacancy for any reason, whether by resignation, removal or otherwise, in the position of any Class B Director, then the Shareholder who originally nominated such Class B Director, or the Board, acting by a majority of the Directors then in office, if such Class B director was nominated by the Board, shall be entitled to nominate such Class B Director's successor, and the Shareholders shall promptly take such action, including causing such Shareholder's nominee(s) for Class B Director(s), if any, to take such action, so as to cause the successor Class B Director to be duly and properly elected or appointed. No Shareholder shall take any action, or permit any Class B Director nominated by it to take any action, to remove a Class B Director which was nominated by another Shareholder without the consent of such other Shareholder. Any person nominated to serve as a Class B Director by a Shareholder may be removed from such position, with or without cause, only by the Shareholder nominating such Class B Director, and the other Shareholders shall promptly take such action, including causing such Shareholder's nominee(s) for Class B Director(s), if any, to take such action, as may be requested by the Shareholder who nominated the Class B Director sought to be removed, to duly and properly effect the removal of such Class B Director from such position. If there shall occur a vacancy for any reason, whether by resignation, removal or otherwise, in the position of any Class A Director, then the remaining Class A Director, if there shall be one, shall be entitled to nominate an individual (who shall be qualified to serve as a director by reason of his experience) to fill the vacancy, and the other directors and the Shareholders shall promptly take such action, including causing such Shareholder's nominee(s) for Class B Director(s), if any, to take such action, so as to cause the proposed successor Class A Director to be duly and properly elected or appointed. If there shall be no Class A Directors, then the vacancies in such directorships shall be filled by the Class B Directors with persons who are not Affiliates or Associates of Littlejohn or Quilvest.

          (c) From and after the time that there are no longer any shares of Class B Common Stock outstanding, Littlejohn shall nominate five persons to stand for election to serve as directors, Quilvest shall nominate one person to stand for election to serve as a director, and three persons, neither of whom shall be Affiliates or Associates of Littlejohn or Quilvest, shall be nominated in accordance with the requirements of the GBCC and the rules and regulations of the Commission and the New York Stock Exchange. Each of the Shareholders shall vote their Voting Securities in favor of the nine persons nominated as provided above in this Section 6(c). If there shall occur a vacancy for any reason, whether by resignation, removal or otherwise, in the position of any director who was nominated by a particular Shareholder pursuant to this Agreement, then the Shareholder who originally nominated such director, shall be entitled to nominate such director's successor, and the Shareholders shall promptly take such action, including causing such Shareholder's nominee(s) for director(s), if any, to take such action, so as to cause the successor director to be duly and properly elected or appointed. No Shareholder shall take any action, or permit any director nominated by it to take any action, to remove a director which was nominated by another Shareholder without the consent of such other Shareholder. Any person nominated to serve as a director by a Shareholder pursuant to this Agreement may be removed from such position, with or without cause, only by the Shareholder nominating such director, and the other Shareholders shall promptly take such action, including causing such Shareholder's nominee(s) for director(s), if any, to take such action, as may be requested by the Shareholder who nominated the director sought to be removed, to duly and properly effect the removal of such director from such position. If there shall occur a vacancy for any reason, whether by resignation, removal or otherwise, in the position of any director who was not nominated by a particular Shareholder pursuant to this Agreement, then the successor to any such director (who shall be qualified to serve as a director by reason of his experience and who shall not be an Affiliate or Associate of Littlejohn or Quilvest) shall be nominated by the remaining directors, if any, who were not themselves nominated by any Shareholder pursuant to this Agreement, and the other directors and the Shareholders shall promptly take such action, including by causing the director nominee(s), to cause the successor director to be duly and properly elected or appointed. If there shall be no directors in office who were not nominated by a Shareholder pursuant to this Agreement, then the vacancies in such directorships shall be filled by the remaining directors then in office with persons who are not Affiliates or Associates of Littlejohn or Quilvest.

                    (d) Notwithstanding the foregoing, the provisions of subsections (b) and (c) shall remain in full force and effect, in the case of Littlejohn, so long as it beneficially owns at least 25% of the Class A Common Stock then outstanding on a fully-diluted basis; and the provisions of subsections (b) and (c) shall remain in full force and effect, in the case of Quilvest, so long as it beneficially owns at least 5% of Class A Common Stock then outstanding on a fully-diluted basis and Littlejohn beneficially owns at least 25% of the Class A Common Stock then outstanding on a fully-diluted basis. After such time, if any, that either Littlejohn or Quilvest shall no longer be entitled to nominate persons to stand for election to serve as a director in accordance with clause (i) or clause (ii) above, upon the expiration of the term, resignation or removal of any director nominated by such Purchaser which is no longer entitled to nominate persons to stand for election to serve as a director, the successor to such director(s) shall be designated or nominated in accordance with the requirements of the GBCC and the rules and regulation of the Commission and the principal national securities exchange or trading market on which shares of the Class A Common Stock are then listed.

                    (e) Quilvest's initial director nominee shall be de Vogel. Notwithstanding anything to the contrary, if, from and after the Effective Time de Vogel ceases to serve as a member of the Board for any reason, he may not be renominated or reappointed by Quilvest without the consent of Littlejohn.

                    (f) Each Shareholder shall vote their Voting Securities against any proposal brought before the Company's Shareholders, including a proposal to amend the Articles of Incorporation or the By-laws, which, if adopted, would frustrate the provisions of this Section 6.

          7.   Stock Splits. If there shall be any change in the Securities of
               ------------
the Company as a result of any merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination, exchange or otherwise, the provisions of this Agreement shall apply with equal force to additional and/or substitute Securities, if any, received by each Shareholder in exchange for or by virtue of its ownership of Securities.

          8.   Representations and Warranties of Littlejohn. Littlejohn
               --------------------------------------------
represents and warrants to Quilvest, de Vogel and the Company as follows:

               8.1. Ownership of Shares.  The Securities listed by its name on
                    -------------------
Schedule 1 are all of the Securities beneficially owned by Littlejohn. Littlejohn has with respect to the Securities listed by its name on Schedule 1 as of the consummation of the Initial Closing, good, valid and marketable title, free and clear of all liens, encumbrances, restrictions, options, warrants, rights to purchase, voting agreements or voting trusts, and claims of every kind (other than the encumbrances created by this Agreement and other than restrictions on transfer under applicable Federal and State securities laws).

               8.2. Power; Non-Contravention; Binding Agreement.  Littlejohn has
                    -------------------------------------------
the full power and authority to enter into this Agreement and perform all of its obligations herewith. Neither the execution, delivery nor performance by Littlejohn will violate its charter, by-laws or other organizational or constitutive documents, or any other agreement, contract or arrangement to which it is a party or is bound, including any voting agreement, shareholders agreement or voting trust. This Agreement has been duly executed and delivered by Littlejohn and constitutes a legal, valid and binding agreement of Littlejohn, enforceable in accordance with its terms. Neither the execution or delivery of this Agreement nor the consummation by Littlejohn of the transactions contemplated hereby will (a) require any consent or approval of or filing with any governmental or other regulatory body, other than filings required under the federal or state securities laws, or (b) constitute a violation of, conflict with or constitute a default under (i) any law, rule or regulation applicable to Littlejohn, or (ii) any order, judgment or decree to which Littlejohn is bound.

               8.3. Finder's Fees.  No person is, or will be, entitled to any
                    -------------
commission or finder's fees from Littlejohn in connection with this Agreement or the transactions contemplated hereby exclusive of any commission or finder's fees referred to in the Purchase Agreement.

          9.   Representations and Warranties of Quilvest and de Vogel.  Each
               -------------------------------------------------------
of Quilvest and de Vogel represents and warrants, as to itself, to Littlejohn, each other and the Company, as follows:

               9.1. Ownership of Securities.  The Securities listed by his or
                    -----------------------
its name on Schedule 1 are all of the Securities beneficially owned by him or it as of the consummation of the Initial Closing. Such Shareholder does not have any rights to acquire any additional Securities other than, in the case of Quilvest, pursuant to (a) the Warrants issued in connection with the Initial Closing, (b) Securities to be issued in the future pursuant to the Purchase Agreement, and (c) pursuant to the terms of, or upon the exercise or conversion of, or any of the Securities described in clauses (a) or (b). It has with respect to the Securities listed by his, her or its name on Schedule 1 good, valid and marketable title, free and clear of all liens, encumbrances, restrictions, options, warrants, rights to purchase, voting agreements or voting trusts, and claims of every kind (other than the encumbrances created by this Agreement and other than restrictions on transfer under applicable Federal and State securities laws). Neither the execution, delivery or performance of this Agreement nor the consummation of the Contemplated Transactions will result in or otherwise trigger an automatic conversion of the Class B Common Stock owned by Quilvest or de Vogel into shares of Class A Common Stock, except as expressly set forth in Section 14.2 hereof.

               9.2. Power; Non-Contravention; Binding Agreement.  Each of
                    -------------------------------------------
Quilvest and de Vogel has the full, right, power and authority (and in the case of de Vogel, legal capacity) to enter into this Agreement and perform all of its obligations hereunder. Neither the execution, delivery nor performance of this Agreement by such Shareholder will, in the case of Quilvest, violate the charter, by-laws or other organizational or constitutive documents of Quilvest, or, in the case of either Quilvest or de Vogel, any other agreement, contract or arrangement to which each such Shareholder is a party or is bound, including any voting agreement, shareholders agreement or voting trust. This Agreement has been duly executed and delivered by each such Shareholder and constitutes a legal, valid and binding agreement of such Shareholder, enforceable in accordance with its terms. Neither the execution or delivery of this Agreement nor the consummation by such Shareholder of the transactions contemplated hereby will (a) require any consent or approval of or filing with any governmental or other regulatory body, other than filings required under the federal or state securities laws, or (b) constitute a violation of, conflict with or constitute a default under (i) any law, rule or regulation applicable to any such Shareholder, or (ii) any order, judgment or decree to which any such Shareholder is bound.

               9.3.  Finder's Fees.  No person is, or will be, entitled to any
                     -------------
commission or finder's fees from Quilvest or de Vogel in connection with this Agreement or the transactions contemplated hereby.

Quilvest hereby represents and warrants to Littlejohn that the issuance of the shares of Common Stock issued to Tinvest Limited pursuant to that certain merger of Pameco Holdings Inc. with and into the Company on June 3, 1997 was approved by the Board, and such merger was approved by the Board and, accordingly, the transaction which resulted in Tinvest Limited, an Affiliate of Quilvest, becoming an "interested shareholder" as defined in GBCC section 14-2-1110 was approved by the Board.

          10.  Representations and Warranties of the Company. The Company
               ---------------------------------------------
represents and warrants to each Shareholder as follows:

               10.1. Power Authority; Non-Contravention; Binding Agreement.  The
                     -----------------------------------------------------
Company has full right, power and authority to enter into and perform all of its obligations under this Agreement. Neither the execution, delivery nor performance of this Agreement by the Company will violate the charter, by-laws or other organizational or constitutive documents of the Company or any of its Subsidiaries, or any other agreement, contract or arrangement to which the Company or any of its Subsidiaries is a party or is bound. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms. Neither the execution of this Agreement nor the consummation by the Company of the transactions contemplated hereby will (a) require any consent or approval of or filing with any governmental or other regulatory body other than filings required under federal or state securities laws, or (b) constitute a violation of, conflict with or constitute a default under (i) any law, rule or regulation applicable to the Company or any of its Subsidiaries, or (ii) any order, judgment or decree to which the Company or any of its Subsidiaries is bound.

               10.2. Finder's Fees.  No person is, or will be, entitled to any
                     -------------
commission or finder's fee from the Company in connection with this Agreement or the transactions contemplated hereby exclusive of any commission or finder's fees referred to in the Purchase Agreement.

          11.  Termination; Securities Free from Agreement.
               -------------------------------------------

               11.1. This Agreement (other than the provisions of the second and third sentences of Section 2.5, and the provisions of Section 12 and Sections 18 through 30 which shall survive any termination of this Agreement), shall terminate on the earliest of (i) 10 years from the date hereof, (ii) the mutual agreement of the Shareholders which beneficially own a majority of the Class A Common Stock issued or issuable upon conversion of the Series A Preferred Shares or the Subsequent Preferred Shares or upon the exercise of the Warrants, in each case which are subject to this Agreement, and (iii) the sale of 90% or more of the Securities described in clause (ii) to a Person which is not a Littlejohn Permitted Transferee or a permitted transferee of either Quilvest or de Vogel who becomes party to this Agreement.

               11.2. Securities which are sold by a Shareholder pursuant to and in accordance with the provisions of Section 3.5, Article IV or Article V hereof, or Registrable Securities which are sold pursuant to and in accordance with the terms and conditions of the Registration Rights Agreement, shall be deemed sold, upon the consummation of such sale in accordance therewith, free and clear of this Agreement and the Irrevocable Proxy granted to Littlejohn.

               11.3. From and after such time as de Vogel is no longer a member of the Board, the provisions of Sections 3, 4 and 5 hereof will no longer be applicable to him.

          12.  Expenses. Except as provided in Section 28, each party hereto
               --------
will pay all of its expenses in connection with the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of its counsel and other advisors.

          13.  Fees.
               ----

                     (a) Commencing August 31, 2001, the Company shall pay to Littlejohn & Co., LLC and Quilvest or its designees, pro rata based upon their respective Applicable Percentages, a management fee in such amount, not to exceed $500,000 for each annual period ended on August 31st, determined by Littlejohn and the Company (the "Management Fee"), payable on the last Business Day in February and August of each year, or on such dates as the parties shall otherwise agree. The foregoing fee shall continue as long as Littlejohn has the right to elect a majority of the members of the Board, whether through the ownership of securities, by contract or otherwise. Notwithstanding the foregoing, the Management Fee shall not be paid (and shall not accrue), if (i) at the time of the payment of the Management Fee the Company would not be, in violation of the financial covenants contained in the Loan and Security Agreement between the Company, Fleet Bank, as agent, and the lenders named therein), or (ii) the Board determines that the payment of the Management Fee is reasonably likely to result in the Company not being able to achieve its budgeted earnings before interest, takes, depreciation and amortization (determined in accordance with generally accepted accounting principles) for such fiscal year.

                     (b) To induce Littlejohn to enter into an agreement to purchase or guarantee from the Lender any funds lent to the Company pursuant to any overadvance under the Credit Agreement, up to $5 million, the Company agrees to pay Littlejohn a fee calculated at a rate of 8% per annum of the actual amount of such overadvance outstanding from time to time (the "Overadvance Fee") which Littlejohn is then so required to guarantee or purchase. The Overadvance Fee shall be payable quarterly in arrears commencing three months after the first day in which there is an overadvance pursuant to the Credit Agreement and only with respect to such days in which there is an overadvance. Notwithstanding the foregoing, the Company shall not be required to pay an Overadvance Fee to the extent that, at the time of the payment thereof, or after giving effect to the payment thereof, the Company is, or would be in violation of the financial covenants contained in the Credit Agreement, in which case any such Overadvance Fee would accrue and be payable as soon as possible.

          14.  Certain Covenants of Quilvest and de Vogel.
               ------------------------------------------

               14.1. Except in accordance with the provisions of this Agreement and the Purchase Agreement, each of Quilvest and de Vogel agree not to, directly or indirectly:

                     (a) grant any proxies, deposit any Securities into a voting trust or enter into a voting agreement with respect to any Securities; or

                     (b) except in connection with a Transfer permitted by and made in accordance with Section 3.3, 3.5 or 3.6 or Article 4 or Article 5 hereof, and except as required in accordance with Section 14.2 below, convert any shares of Class B Common Stock beneficially owned by it into shares of Class A Common Stock or take any action or omit to take any action which could reasonably be expected to result in the conversion of any Class B Common Stock beneficially owned by it into shares of Class A Common Stock.

               14.2. Immediately after the Required Approval is obtained, each Shareholder shall take such action pursuant to the Articles of Incorporation and otherwise to cause any Class B Common Stock beneficially owned by it to be converted into shares of Class A Common Stock as soon as possible thereafter.

               14.3. Each Shareholder agrees, while this Agreement is in effect and to the extent disclosure would be required under the Exchange Act, to notify the Company, as soon as practicable, of the number of any Voting Securities, beneficial ownership of which is acquired by such Shareholder after the date hereof, and to prepare and file with the Commission an amendment to its Schedule 13D, as and when required to be filed, which amendment shall comply as to form in all material respects with the applicable provisions of the Exchange Act. Such Shareholder represents and warrants that any such Schedule 13D amendment, at the time it is filed with the Commission, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, no representation or warranty is deemed made by such Shareholder with respect to information supplied by any other Shareholder for use in preparing the Schedule 13D or any such Schedule 13D amendment. Such Shareholder will provide the other Shareholders who are members of the "group" (within the meaning of the Exchange
Act) filing such Schedule 13D with a reasonable opportunity to review and comment on any proposed Schedule 13D amendment prior to filing such with the Commission (subject to any requirements of law to file promptly), will provide such other Shareholders with a copy of all such filings made with the Commission and will notify such other shareholders as promptly as practicable after the receipt of any comments or any request for additional information from the Commission or its staff and, upon request of any such other Shareholder, will supply each of them and their legal counsel with copies of all correspondence between it or any of its representatives, on the one hand, and the Commission, its staff or any state securities administrators, on the other hand.

               14.4. In the event the Company determines to raise additional monies through the sale of additional Securities and Littlejohn is afforded the opportunity to purchase from the Company such additional Securities then, from time to time after the date hereof, subject to applicable law, Littlejohn shall permit Quilvest to purchase from the Company such additional securities offered for sale to Littlejohn in proportion with Littlejohn pro rata based upon their respective Applicable Percentages. Notwithstanding the foregoing, the provisions of this Section 14.4 shall not be applicable to any additional issuances of securities set forth in or contemplated by the Purchase Agreement.

               14.5. Quilvest shall deliver to Littlejohn, as a condition to the effectiveness of this Agreement and the Initial Closing under the Purchase Agreement, (a) an opinion of Paul Weiss Rifkind Wharton & Garrison to Littlejohn, (b) an opinion of Harney, Westwood & Riegels and (c) an opinion of Smith, Gambrell & Russell LLP. in substantially the form as set forth in Exhibit B, C and D, respectively.

          15.  Financial Reports and Information. If the Company is not required
               ---------------------------------
to file periodic reports under the Exchange Act, it will furnish to each Shareholder financial statements (including accompanying notes) similar in form and substance to those which would be required to be filed by it in any annual or quarterly report filed under the Exchange Act if the Company were subject to such Exchange Act. Such reports will be furnished within 45 days after the end of the first, second and third fiscal quarters of each year, and within 90 days after the end of each fiscal year.

          16.  Transaction with Affiliates. The Company hereby agrees that it
               ---------------------------
shall not enter into any transaction with an Affiliate except upon fair and reasonable terms that are no less favorable to it than it reasonably believes it could obtain in a comparable arm's length transaction with a Person not its Affiliate.

          17.  Legend and Stop Transfer Instructions. Immediately after the
               -------------------------------------
execution of this Agreement (and from time to time prior to the termination of this Agreement), each Shareholder, if the particular restriction is applicable to it, shall request the Company to provide that each certificate representing Securities beneficially owned by it will bear a legend in substantially the following form:

     THE SHARES REPRESENTED BY THIS CERTIFICATE (I) MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THE SHAREHOLDERS AGREEMENT, AND (II) ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE SHAREHOLDERS AGREEMENT DATED AS OF FEBRUARY __, 2000, AND THE IRREVOCABLE PROXY REFERRED

     TO THEREIN, AS SUCH AGREEMENT MAY BE AMENDED FROM TIME TO TIME, AND COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

Immediately after the execution of this Agreement (and from time to time prior to the termination of this Agreement), each Shareholder shall request the Company to require that the transfer agent for its Securities shall make a notation in its records prohibiting the transfer of any of the Securities owned of record by such Shareholder, except in accordance with the terms and conditions of this Agreement. Each Shareholder agrees to surrender to the Company each certificate representing Securities in order to effectuate the provisions of this Section 17.

          18.  Survival of Representations and Warranties. Except as expressly
               ------------------------------------------
set forth herein, the representations, warranties, covenants and agreements made by the Shareholders, or the Company in this Agreement shall survive the Initial Closing.

          19.  Notices. All notices or other communications required or
               -------
permitted hereunder shall be in writing, shall be given by hand delivery, U.S. Express Mail (return receipt requested), overnight courier guaranteeing next business day delivery, or facsimile, and shall be deemed duly given when received, addressed as follows:

          If to the Company, to:

               Pameco Corporation
               1000 Center Place
               Norcross, GA 30093
               Attention: Vice Chairman and Chief Financial Officer
               Facsimile: 770-798-7141
               Telephone: 770-798-0700

               with a copy to:

               Cadwalader, Wickersham & Taft
               100 Maiden Lane
               New York, NY 10038
               Attention: E. David Robertson, Esquire
               Facsimile: 212-504-6666
               Telephone: 212-504-6000

          If to Littlejohn, to:

               Littlejohn & Co., LLC
               115 East Putnam Avenue
               Greenwich, CT 06830
               Attention: Mr. Angus C. Littlejohn, Jr.
               Facsimile: 203-861-4009
               Telephone: 203-861-4005
               with a copy to:

               Pepper Hamilton LLP
               3000 Two Logan Square
               Eighteenth and Arch Streets
               Philadelphia, PA 19103-2799
               Attention: James D. Epstein, Esquire
               Facsimile: 215-981-4750
               Telephone: 215-981-4000

          If to Quilvest or de Vogel, to:

               c/o Three Cities Research, Inc.
               650 Madison Avenue
               New York, NY 10022
               Attention: Mr. Willem F. P. de Vogel
               Facsimile: 212-980-1142
               Telephone: 212-605-3213

               with a copy to:

               Paul, Weiss, Rifkind, Wharton & Garrison
               1285 Avenue of the Americas
               New York, NY 10019-6046
               Attention: Richard Borisoff, Esquire
               Facsimile: 212-757-3990
               Telephone: 212-373-3000

          20.  Entire Agreement; Amendment. This Agreement, together with the
               ---------------------------
documents expressly referred to herein, constitute the entire agreement among the parties hereto with respect to the subject matter contained herein and supersede all prior agreements and understandings among the parties with respect to such subject matter (including any agreements between Quilvest and the Company regarding shareholder rights.) This Agreement may not be modified, amended, altered or supplemented except by an agreement in writing executed by the party against whom such modification, amendment, alteration or supplement is sought to be enforced.

          21.  Successors and Assigns. This Agreement shall be binding upon and
               ----------------------
inure to the benefit of the parties hereto and their respective successors, and assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

          22.  Governing Law; Consent to Jurisdiction. This Agreement shall be
               --------------------------------------
construed and enforced in accordance with the laws of the State of Georgia without regard to the application of the principles of conflicts or choice of laws. Each party hereto submits to the jurisdiction of the courts of the State of Georgia in Fulton County and to the jurisdiction of the United States District Court for the Northern District of Georgia, and hereby agrees that service of process may be effected in accordance with the delivery methods described in
Section 19 hereof.

          23.  Injunctive Relief. The parties agree that in the event of a
               -----------------
breach of any provision of this Agreement, the aggrieved party may be without an adequate remedy at law. The parties therefore agree that in the event of a breach of any provision of this Agreement, the aggrieved party shall be entitled to obtain in any court of competent jurisdiction a decree of specific performance or to enjoin the continuing breach of such provision, in each case without the requirement that a bond be posted, as well as to obtain damages for breach of this Agreement. By seeking or obtaining such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled.

          24.  Counterparts; Facsimile Signatures. This Agreement may be
               ----------------------------------
executed in any number of counterparts (including by facsimile signature), each of which shall be deemed to be an original and all of which together shall constitute one and the same documents.

          25.  Severability. Any term or provision of this Agreement which is
               ------------
invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

          26.  Further Assurances. Each party hereto shall execute and deliver
               ------------------
such additional documents as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

          27.  No Third Party Beneficiaries; No Partnership or Fiduciary
               ---------------------------------------------------------
Relationship. Nothing in this Agreement, expressed or implied, shall be
------------
construed to give any person, other than the parties hereto, any legal or equitable right, remedy or claim under or by reason of this Agreement or any provision contained herein. Nothing in this Agreement shall create, or is intended to create, a fiduciary relationship among Quilvest, de Vogel and Littlejohn or a partnership or similar relationship among Quilvest, de Vogel and Littlejohn.

          28.  Legal Expenses. In the event any legal proceeding is commenced by
               --------------
any party to this Agreement to enforce, or recover damages for any breach of, the provisions hereof, the prevailing party in such legal proceeding shall be entitled to recover in such legal proceeding from the losing party such prevailing party's costs and expenses incurred in connection with such legal proceedings, including reasonable attorneys fees and disbursements.

          29.  Interpretation. Unless the context of this Agreement otherwise
               --------------
requires, (i) words of any gender include each gender and the neuter; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby and derivative or similar words refer to this entire Agreement; (iv) the term "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the term "including" or similar words shall be construed as to refer to such matter without limitation thereof. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          30.  Effectiveness. This Agreement shall become effective as of the
               -------------
Effective Time, and only if the Initial Closing actually occurs.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date and year first above written.


                                    PAMECO CORPORATION



                                    By: /s/ Richard Martin
                                        ---------------------------------------
                                    Name: Richard Martin
                                    Title: Vice President


                                    LITTLEJOHN FUND II, L.P.

                                    By: Littlejohn Associates II, L.L.C.
                                         its General Partner



                                         By: /s/ Angus C. Littlejohn, Jr.
                                             ----------------------------------
                                            Name: Angus C. Littlejohn, Jr.
                                            Title: Managing Member


                                    QUILVEST AMERICAN EQUITY, LTD.


                                    By: /s/ J. Willem Uhrig
                                        ---------------------------------------

                                        Name: J. Willem Uhrig
                                        Title: Attorney-in-Fact



                                    /s/ Willem F. P. de Vogel
                                    -------------------------------------------
                                    Willem F. P. de Vogel